EXHIBIT 32.2
Certification of Christopher H. Peterson Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Ralph Lauren Corporation (the "Company") on Form 10-Q for the period ended September 27, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher H. Peterson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CHRISTOPHER H. PETERSON
Christopher H. Peterson

October 30, 2014
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ralph Lauren Corporation and will be retained by Ralph Lauren Corporation and furnished to the Securities and Exchange Commission or its staff upon request.